Exhibit 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) (l)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and/or 13D/A dated April 20, 2000, as amended by Schedule 13D/A (Amendment No. 1) dated December 8, 2003, as amended by Schedule 13D/A (Amendment No. 2) dated November 18, 2008, as amended by Schedule 13D/A (Amendment No. 3) dated February 6, 2009, as amended by Schedule 13D/A (Amendment No. 4) dated September 11, 2009 (including any future amendments thereto) with respect to the Common Shares of Global Sources Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such Statement:

Dated: September 11, 2009	HUNG LAY SI CO. LTD.
	By:	/s/ Alan Richard Binnington
		Name:	Alan Richard Binnington
		Title:	Director

HILL STREET TRUSTEES LIMITED, as trustee of the Quan Gung ‘86 Trust
	By:	/s/ Alan Richard Binnington
		Name:	Alan Richard Binnington
		Title:	Director

	By:	/s/ Steven Romeril
		Name:	Steven Romeril
		Title:	Director

RBC TRUST COMPANY (INTERNATIONAL) LIMITED
	By:	/s/ Graham Heulin
		Name:	Graham Heulin
		Title:	Director

	By:	/s/ Steven Romeril
		Name:	Steven Romeril
		Title:	Director

RBC HOLDINGS (CHANNEL ISLANDS) LIMITED
	By:	/s/ Christopher Blampied
		Name:	Christopher Blampied
		Title:	Director

	By:	/s/ Steven Romeril
		Name:	Steven Romeril
		Title:	Director